                                                                    EXHIBIT 4(e)

[INCLUDE THE FOLLOWING PARAGRAPH IN THE CASE OF BOOK-ENTRY SECURITIES--] THIS
NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[INCLUDE THE FOLLOWING PARAGRAPH IN THE CASE OF BOOK-ENTRY SECURITIES--] UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. _                                              Principal Amount:  $_,000,000
CUSIP No.  _


                              WEYERHAEUSER COMPANY

                                  _% Note due _

        WEYERHAEUSER COMPANY, a Washington corporation (the "Issuer", which term includes in any successor thereto under the Indenture referred to below), for value received, hereby promises to pay to _ or registered assigns, at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, the principal sum of _ Dollars ($_,000,000) on _, 20_, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually in arrears on [INTEREST PAYMENT DATE] and [INTEREST PAYMENT DATE] of each year, commencing [INTEREST PAYMENT DATE], 200_, and at final maturity on said principal sum at said office or agency, in like coin or currency, at the rate of _% per annum from the [INTEREST PAYMENT DATE] or [INTEREST PAYMENT DATE], as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on these Notes, in which case from [ORIGINAL ISSUE DATE], until payment of said principal sum has been made or duly provided for; provided that, if this Note is not a Global Security, payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; and provided, further, that if this Note is a Global Security registered in the name of a Depositary or its nominee, payment of interest shall be made to the Depositary or its nominee, as the case may be, in accordance with the Depositary's procedures as in effect from time to time. Notwithstanding the foregoing, if the date hereof is after [REGULAR RECORD DATE] or [REGULAR RECORD DATE], as the case may be, and before the following [INTEREST PAYMENT DATE] or [INTEREST PAYMENT DATE], this Note shall bear interest from such [INTEREST PAYMENT DATE] or [INTEREST PAYMENT DATE]; provided, that if the Issuer shall default in the payment of interest due on such [INTEREST PAYMENT DATE] or [INTEREST PAYMENT DATE], then this Note shall bear interest from the next preceding [INTEREST PAYMENT DATE] or [INTEREST PAYMENT DATE] to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on these Notes, from [ORIGINAL ISSUE DATE]. The interest so payable on any [INTEREST PAYMENT DATE] or [INTEREST PAYMENT DATE] will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the [REGULAR RECORD DATE] or [REGULAR RECORD DATE], as the case may be, next preceding such [INTEREST PAYMENT DATE] or [INTEREST PAYMENT DATE]. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        This Note is one of a duly authorized issue of Securities of the Issuer issued under and pursuant to an Indenture dated as of April 1, 1986 (the "Original Indenture"), as amended and supplemented by a First Supplemental Indenture thereto dated as of February 15, 1991 (the "First Supplemental Indenture") and a Second Supplemental Indenture thereto dated as of February 1, 1993 (the "Second Supplemental Indenture"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and any other indentures supplemental thereto, is hereinafter called the "Indenture"), each duly executed and delivered by the Issuer to The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of the series of Securities designated on the face hereof (the "Notes").

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] The Notes may be redeemed, in whole or from time to time in part, at the option of the Issuer on any date at a redemption price equal to the greater of:

        (1)  100% of the principal amount of the Notes to be redeemed, and

        (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable

             Redemption Date) discounted to that Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus _ basis points,

plus, in the case of both clause (1) and clause (2) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date; provided, however, that payments of interest on the Notes that are due and payable on or prior to a date fixed for redemption of Notes will be payable to the Holders of those Notes registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the Indenture. Any such redemption shall be effected in accordance with the terms and conditions set forth in the Indenture.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] As used in this Note, the following terms have the meanings set forth below:

        "Treasury Rate" means, with respect to any Redemption Date for the Notes,

        (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

        (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] "Comparable Treasury Issue" means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] "Final Maturity Date" means _, 20_.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] "Independent Investment Banker" means, with respect to any Redemption Date for the Notes, _ and its successors or _ and its successors, whichever shall be selected by the Trustee after consultation with the Issuer, or, if both such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Issuer.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] "Redemption Date" means, with respect to any Note or portion thereof to be redeemed, the date fixed for such redemption pursuant to the Indenture and the Notes.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] "Reference Treasury Dealer" means, with respect to any Redemption Date for the Notes, _ and _ and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Trustee, after consultation with the Issuer, shall substitute therefor another Primary Treasury Dealer), and two other Primary Treasury Dealers selected by the Trustee after consultation with the Issuer.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] Notice of any redemption will be mailed at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of the Notes to be redeemed at the Holder's registered address. If less than all the Notes are to be redeemed at the option of the Issuer, the Trustee will select, in a manner it deems fair and appropriate, the Notes, or portions of the Notes, to be redeemed.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] Unless the Issuer defaults in payment of the redemption price (including interest accrued to the applicable Redemption Date), on and after the applicable Redemption Date interest will cease to accrue on the Notes or portions of the Notes called for redemption on that Redemption Date.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE SUBJECT TO A MAKE-HOLD REDEMPTION--] Notwithstanding the provisions of Section 12.2 of the Indenture, any notice of redemption of the Notes need not set forth the redemption price but only the manner of calculation thereof. The Issuer will notify the Trustee of the redemption price promptly after the calculation thereof. The Trustee shall have no responsibility for such calculation.

        In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof and accrued and unpaid interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall, among other things, (i) extend the final maturity of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on the redemption thereof, or make the principal thereof or the interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture without the consent of the Holder of each Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default, prior to any declaration accelerating the maturity of the Securities of any series, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default or Event of Default in respect of the payment of the principal of or premium, if any, or interest on any of the Securities or a default or Event of Default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Security affected. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

        The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations upon surrender of the Notes to be exchanged at the agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York in the manner and subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge that may be imposed in connection therewith.

        [INCLUDE THE FOLLOWING IF THE NOTES ARE NOT SUBJECT TO A SINKING FUND--] The Notes are not subject to any sinking fund.

        Upon due presentment for registration of transfer of this Note at the agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge that may be imposed in connection therewith.

        The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions of the first paragraph hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

        No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or in any Security, or because of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

        This Note shall be governed by and construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

        Terms used in this Note which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

        The Indenture contains provisions whereby the Issuer may be discharged from its obligations with respect to the Notes, subject to exceptions, if the Issuer deposits with the Trustee cash or U.S. Government Obligations in the amount and in the manner, and satisfies certain other conditions, as in the Indenture provided.

        This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture by manual signature of an authorized officer of the Trustee.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Weyerhaeuser Company has caused this instrument to be signed and its corporate seal attested by the manual or facsimile signatures of its duly authorized officers and has caused its corporate seal (or a facsimile thereof) to be affixed hereunto or imprinted hereon.


Dated:

                                            WEYERHAEUSER COMPANY
[SEAL]

                                            By: ________________________________
                                                Name:
                                                Title:

Attest: ________________________________
        Name:
        Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.



                                            THE CHASE MANHATTAN BANK,
                                               as Trustee



                                            By _________________________________
                                                      Authorized Officer

                                  ABBREVIATIONS


        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common  UNIF GIFT MIN ACT-- _________ Custodian _________
TEN ENT--as tenants by the entireties               (Cust)              (Minor)
JT TEN--as joint tenants with right of survivorship    Under Uniform Gifts to
and not as tenants in common                           Minors Act ______________
                                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                     --------------------------------------


FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------


-------------------------------------


________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________
the within security and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________ Attorney
to transfer said security on the books of the Issuer with full power of substitution in the premises.

Dated: ___________________________________     Signed: _________________________


Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.